Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-101541 and 33-71130 of Black Hills Corporation on Form S-3 and in Registration Statement Nos. 33-63059, 333-17451, 333-61969, 333-82787, 333-30272, and 333-63264 of Black Hills Corporation on Form S-8 of our report dated June 23, 2004, appearing in this Annual Report on Form 11-K of Black Hills Corporation Retirement Savings Plan for the year ended December 31, 2003.

Deloitte & Touche LLP

Minneapolis, Minnesota
June 23, 2004